EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-111537 and No. 333-104013) of our report dated February 19, 2003, appearing in this Annual Report on Form 10-K of MTC Technologies, Inc., for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
March 9, 2005